UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 26, 2024
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Mastercard Incorporated
(Exact name of registrant as specified in its charter)
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Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A common stock	MA	New York Stock Exchange
2.1% Notes due 2027	MA27	New York Stock Exchange
1.0% Notes due 2029	MA29A	New York Stock Exchange
2.5% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 26, 2024, Mastercard Incorporated (the “Company”) announced that the Company and its operating subsidiary, Mastercard International Incorporated, have entered into a Class Settlement Agreement (the "Agreement") with court-appointed counsel for an injunctive rules relief class of merchants to settle their claims related to business practices, including network rules. Visa Inc., Visa U.S.A Inc. and Visa International Service Association are also parties to the Agreement. The Agreement is subject to final approval by the Eastern District Court of New York.

A copy of the press release is attached hereto as Exhibit 99.1. A copy of the Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Mastercard Incorporated, dated March 26, 2024
99.2
Class Settlement Agreement, dated March 25, 2024, by and among Mastercard Incorporated and Mastercard International Incorporated; Visa, Inc., Visa U.S.A. Inc. and Visa International Service Association; and counsel for the Rule 23(b)(2) Class Plaintiffs defined therein.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	March 26, 2024	By:	/s/ Adam Zitter
Adam Zitter
Corporate Secretary

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